UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  02/22/2012

Zipcar, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-35131

Delaware	04-3499525
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

25 First Street, 4th Floor
Cambridge, MA 02141
(Address of principal executive offices, including zip code)

(617) 995-4231
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)

Named Executive Officer Salary Increases

On February 22, 2012, the board of directors (the "Board") and the compensation committee of the Board of Zipcar, Inc. ("Zipcar"), approved base salary increases for the 2012 fiscal year, effective as of January 1, 2012, for certain of Zipcar's named executive officers. The following table sets forth information regarding the salary increases for each such named executive officer:

Name                                2011 Base Salary         2012 Base Salary

Scott W. Griffith                        $400,000                $435,000
Mark D. Norman                        $350,000                $365,000
Edward G. Goldfinger                $265,000                $290,000

Named Executive Officer Equity Awards

On February 22, 2012, the Board approved the grant of options under Zipcar's 2011 Stock Incentive Plan (the "2011 Plan") to certain of Zipcar's named executive officers as follows:

Name                                Shares Underlying Options (#)

Scott W. Griffith                                220,000
Mark D. Norman                                75,000
Edward G. Goldfinger                        75,000

These options were granted with an exercise price of $13.28 per share, equal to the closing price of Zipcar's common stock on the Nasdaq Global Select Market on the effective date of grant, February 23, 2012. Each of the options will vest as to 2.0833% of the number of shares underlying the option at the end of each successive month following the date of grant. These options were issued pursuant to the Option Agreements (described below) and provide for vesting acceleration of 25% of unvested shares in the case of a change in control of Zipcar and additional vesting acceleration of 100% of the shares in the event the option holder's employment is terminated in certain circumstances within 12 months following a change in control.

Forms of Option Agreements

On February 16, 2012, the Board approved revisions to the form of incentive stock option agreement and a nonqualified stock option agreement (the "Option Agreements") pursuant to which stock options will be granted to Zipcar employees under the 2011 Plan. The revised Option Agreements provide, among other things, that:

--        Each option will vest as to either:
        -        25% of the original number of shares underlying the option on the first anniversary of the vesting commencement date and as to an additional 2.0833% of the original number of shares at the end of each successive month thereafter; or
        -        2.0833% of the original number of shares underlying the option at the end of each successive month following the vesting commencement date;
until the option is fully vested four years from the vesting commencement date.

--        any portion of an option that is unvested at the time of an employee's termination of service with Zipcar will be forfeited to Zipcar; and

--        any portion of an option that is vested but unexercised at the time of an employee's termination of service with Zipcar may not be exercised after the first to occur of the following:
        -        the expiration date of the option, which will be no later than ten years from the date of grant;
        -        three months following the date of the termination of service for any reason other than cause, death or disability;
        -        the date of the termination of service for cause; and
        -        one year following the termination of service by reason of the employee's death or disability.

The revised Option Agreements include an optional change in control provision, which provides for vesting acceleration of 25% of unvested shares in the case of a change in control of Zipcar and additional vesting acceleration of 100% of the shares in the event the option holder's employment is terminated in certain circumstances within 12 months following a change in control.

The foregoing description of the revised Option Agreements is qualified in its entirety by reference to the actual revised Option Agreements, which are attached hereto as exhibits 10.1 and 10.2 and are incorporated herein by reference.

2012 Leadership Team Variable Compensation Plan

On February 22, 2012, the Board approved a 2012 Leadership Team Variable Compensation Plan (the "Variable Compensation Plan") for named executive officers and other employees who report directly to our chief executive officer (the "Leadership Team"). The Variable Compensation Plan is designed to motivate the Leadership Team to achieve specified performance objectives for the 2012 fiscal year and to reward them for their achievement assuming those objectives are met.

Eligibility. To be eligible, a member of the Leadership Team must be designated by the compensation committee as eligible to receive payments under the Variable Compensation Plan and must be serving as a member of the Leadership Team at the time the award is paid.
Administration. The plan is administered by the compensation committee. The Board and the compensation committee have the authority and discretion to modify performance goals under the plan and has the right to amend, modify or terminate the plan at any time.

Awards. The compensation committee has established the following target variable compensation amounts for each named executive officer:

                                                             Target Variable Compensation Payment
Name                        2012 Base Salary        Dollar Amount         % of 2012 Base Salary
Scott W. Griffith                $435,000                $435,000                100%
Mark D. Norman                $365,000                $219,000                60%
Edward G. Goldfinger        $290,000                $174,000                60%
Robert Weisberg                $275,000                $110,000                40%

Awards will be paid based on the achievement of financial targets, which will have an overall 70% weighting, and individual targets, which will have a 30% weighting. The financial targets approved by the Board are comprised of two factors, revenue and adjusted EBITDA, which will each have a 50% weighting.

No variable compensation payments will be made with respect to a financial target unless at least 90% of the target is achieved for revenue or at least 75% of the target is achieved for adjusted EBITDA. Variable compensation payouts will be calculated on a straight line basis. If Zipcar achieves at least 90% of the revenue target and at least 75% of the adjusted EBITDA target, then to the extent the achievement of either financial target is greater than 100%, variable compensation payouts associated with such target may exceed 100% and additional variable compensation amounts will be calculated on a straight line basis.

Distribution. The awards will be paid in cash. Payment of the awards, if any, will be made after the completion of the 2012 fiscal year, as promptly as practicable following the completion of the audit for the 2012 fiscal year.

The foregoing description of the Variable Compensation Plan is qualified in its entirety by reference to the actual Variable Compensation Plan, which is attached hereto as exhibit 10.3 and is incorporated herein by reference.

Amendments to Offer Letters

On February 22, 2012, the Board also approved revisions to the payments to be provided to Messrs. Griffith, Norman and Goldfinger in the event of termination of employment in connection with a change of control. Accordingly, the offer letter agreements with each of Messrs. Griffith, Norman and Goldfinger were amended to reflect such changes as well as the other compensation changes described herein. With respect to the payments in connection with a change of control, Mr. Griffith's amendment provides that if Mr. Griffith's employment is terminated by Zipcar without cause or he terminates his employment with good reason (each as defined in his offer letter) within 12 months following a change in control of Zipcar, Mr. Griffith is entitled to payment of 24 months of his then current base salary plus 200% of his target bonus for the year during which he is terminated. For Messrs. Norman and Goldfinger, the amendments provide that if such executive's employment is terminated by Zipcar without cause or such executive terminates his employment with good reason within 12 months following a change in control of Zipcar, the executive officer is entitled to payment of 12 months of his then current base salary plus 100% of his target bonus for the year during which he is terminated.

The foregoing descriptions of the amendments to the offer letter agreements are qualified in their entirety by reference to the actual amendments, which are attached hereto as exhibits 10.4, 10.5 and 10.6 and are incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(d)         Exhibits

See Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zipcar, Inc.

Date: February 24, 2012	By:	/s/ Dean J. Breda
Dean J. Breda
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
EX-10.1	Form of Incentive Stock Option Agreement Under 2011 Stock Incentive Plan
EX-10.2	Form of Nonqualified Stock Option Agreement Under 2011 Stock Incentive Plan
EX-10.3	2012 Leadership Team Variable Compensation Plan
EX-10.4	Amendment to Offer Letter Agreement with Scott Griffith, dated February 22, 2012
EX-10.5	Amendment to Offer Letter Agreement with Mark Norman, dated February 22, 2012
EX-10.6	Amendment to Offer Letter Agreement with Edward Goldfinger, dated February 22, 2012